UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) May 4, 2006

 Azco Mining Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

84-1094315	0-20430
(Commission file Number)	(IRS Employer Identification No.)

7239 N El Mirage Road

Glendale, AZ  85307

(Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code (623) 935-0774

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(  )  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

(  )  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

(  )  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

      CFR 240.14d-2(b))

(  )  Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act

      (17 CFR 240.13e-4(c))

THE SUMMARY OF ACQUISITION OF ASSETS SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE SHARE SALE AGREEMENT EXECUTED BY THE COMPANY IN CONNECTION WITH THE ACQUISITION.   THE FORM OF SUCH AGREEMENT IS FILED AS AN EXHIBIT TO THIS FORM 8-K.

Item 2.01    Completion of Acquisition or Disposition of Assets

On May 4, 2006, Azco Mining, Inc. (“Azco”) acquired 100% of the shares of The Lordsburg Mining Company (“Lordsburg”), a New Mexico corporation, for a price of $1,300,000.  Azco acquired Lordsburg in an arm’s length transaction from Imagin Minerals, Inc. (“Imagin”), a privately owned industrial minerals company unrelated to Azco, following consolidation by Lordsburg of fragmented ownership of its major assets, which include the Summit patented and unpatented mining claims, the mill site patented mining claims, related mining permits, and processing equipment, all in southwestern New Mexico.

With the acquisition of Lordsburg, Azco acquired the Summit project, consisting of approximately 117.6 acres of patented and approximately 600 acres of unpatented mining claims in Grant County, New Mexico; approximately 257 acres of patented mining claims in Hidalgo County, New Mexico; and milling equipment including a ball mill and floatation plant in Sierra County, New Mexico.  The milling equipment had been idle for several years following its use by St. Cloud Mining Company, a subsidiary of Imagin, in St. Cloud’s mineral processing operations.  Azco intends to relocate the equipment to the mill site and use it for mineral processing.  Lordsburg holds two permits issued by the state of New Mexico for mining and milling operations.

The Summit project is subject to two underlying royalties and a net proceeds interest as follows: (1) a 7.5% royalty on net smelter returns toward an end price of $1,250,000; (2) a 5% royalty on net smelter returns toward an end price of  $4,000,000 less any amount paid under the royalty described in (1) above; and (3) a net proceeds interest of 5% of net proceeds from sales of unbeneficiated mineralized rock until such time as the royalties described in (1) and (2) have been satisfied, and 10% of such net proceeds thereafter toward an end price of $2,400,000.

The shares of Lordsburg were acquired with Azco general funds.  The Summit project is subject to a Property Identification Agreement between Azco and its CEO dated October 6, 2003.

Item 9.01    Financial Statements and Exhibits

(a)

Financial Statements of Businesses Acquired

Financial statements of Lordsburg will be provided within 71 days of the date of closing, or July 15, 2006.

(b) Pro Forma Financial Information

Pro forma financial information will be provided within 71 days of the date of     closing, or July 15, 2006.

(c) Exhibits

      Exhibit

      Number

Description

10.46

Share Sale Agreement, dated May 4, 2006, between Imagin Minerals, Inc.; St. Cloud Mining Company; and Azco Mining, Inc.

99.1

Press release dated May 9, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Azco Mining, Inc.

     (Registrant)

Date: May 10, 2006

/s/  W. Pierce Carson

W. Pierce Carson

Chief Executive Officer

-END-